Exhibit 99.1
Cognex to Acquire RealSense, Expanding Machine Vision Leadership into High-Growth Robotic Perception Market

Acquisition adds leading 3D robotic perception platform, expands Cognex’s served market, and supports long-term growth diversification

September 22, 2026—NATICK, Mass. and CUPERTINO, Calif.—Cognex Corporation (NASDAQ: CGNX), the global technology leader in industrial machine vision, today announced that it has entered into a definitive agreement to acquire RealSense, the market leader in depth-sensing cameras and vision technology for robotic perception and Physical AI. The acquisition advances Cognex’s strategy to diversify its growth engine by entering the robotic perception market, a high-growth adjacency that expands its served market opportunity.

“RealSense represents a compelling strategic expansion for Cognex into robotic perception, one of the most attractive adjacent markets in machine vision,” said Matt Moschner, President and Chief Executive Officer of Cognex. “RealSense brings a leading 3D perception platform with proprietary technology, a strong developer community and a compelling value proposition for customers. Combined with Cognex’s machine vision expertise and global reach, RealSense positions us to offer a full-stack visual intelligence platform, spanning industrial ID, 2D and 3D machine vision measurement to 3D depth perception and robotic navigation, built to serve the full spectrum of Physical AI.”

"RealSense was built on a simple idea: robots and autonomous systems can’t act intelligently in the physical world if they can’t first perceive it accurately. We’ve called that mission the Visual Cortex of Physical AI. Joining Cognex puts that mission on an entirely new scale, giving us access to a global industrial customer base and go-to-market reach that would have taken us years to build on our own. This is a combination that makes both businesses stronger," said Nadav Orbach, Chief Executive Officer of RealSense.

Originally founded by Intel in 2014 and spun out in 2025, RealSense has established a leading position in 3D robotic perception, with applications across fixed arm perception-guided robotics, autonomous mobile robots, quadrupeds and humanoids. The acquisition expands Cognex’s served market opportunity by adding exposure to a robotic perception market estimated at $600 million today and expected to grow more than 25% annually to approximately $1.6 billion by 2030. RealSense is expected to generate revenue of $80 million to $90 million in 2026, representing more than 50% growth over the prior year.

“This transaction is highly aligned with our disciplined M&A strategy,” said Dennis Fehr, Chief Financial Officer of Cognex. “RealSense is expected to be strongly accretive to Cognex’s growth profile. Over time, we expect the business to scale in line with Cognex’s through-cycle financial framework, including attractive Adjusted EBITDA margins and strong free cash flow conversion.”

Under the terms of the agreement, Cognex will acquire RealSense for approximately $500 million, financed entirely from existing cash and investments on its balance sheet. Cognex also expects to provide a three-year $56.5 million cash retention program at target for RealSense employees, subject to performance modifiers, and to grant restricted stock units valued at approximately $50 million under Cognex’s existing 2023 Stock Option and Incentive Plan dependent on the grant-date share price. The transaction is expected to close in the fourth quarter of 2026, subject to customary closing conditions.

Prior to closing, RealSense will spin out its Facial Authentication product line into an independent company, including all necessary functions to continue its focused growth strategy in the biometrics market.

Evercore served as financial advisor to Cognex on the transaction.

Conference Call and Webcast Information

Cognex management will host a conference call today, September 22, 2026, at 8:00 a.m. ET to discuss the acquisition and answer questions from investors and analysts.

Conference Call Details

Date: September 22, 2026
Time: 8:00 a.m. Eastern Time
Domestic Dial-In: (877) 704-4573
International Dial-In: (201) 389-0911
Conference ID: 13762771

A live webcast of the conference call, together with a presentation accompanying management's prepared remarks, will be available in the Investor Relations section of the Company's website at investor.cognex.com.

A replay of the webcast will be available shortly after the conclusion of the call and will remain accessible for a limited period of time.

Forward-Looking Statements

Certain statements made in this release, as well as oral statements made by Cognex Corporation ("Cognex", "we", "us", "our", or the "Company") from time to time, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Readers can identify these forward-looking statements by our use of the words "expects," "anticipates," "estimates," "potential," "believes," "projects," "intends," "plans," "aims," "will," "may," "shall," "could," "should," "opportunity," "goal," "objective," "target," "milestone" and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements, which include statements regarding business and market trends, future financial performance, financial targets, milestones and related timing expectations, the impacts of our strategic portfolio review, customer demand and order rates and timing of related revenue, future product or revenue mix, research and development activities, sales and marketing activities, new product offerings, innovation and product development activities, customer acceptance of our products, commercial partnerships, capital expenditures, strategic and growth plans and opportunities, financial and operating models, acquisitions, and estimated tax benefits and expenses, and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the challenges in integrating and achieving expected results from acquired businesses; (2) the failure to properly manage the distribution of products and services; (3) economic, political, and other risks associated with international sales and operations, including the impact of trade disputes, the imposition of tariffs, the economic climate in China, and the wars and conflicts involving Iran, Ukraine, and Israel; (4) uncertainty surrounding our future capital needs; (5) the inability to obtain, or the delay in obtaining, components for our products at reasonable prices, including memory chips; (6) potential impairment charges with respect to our investments or acquired intangible assets; (7) exposure to additional tax liabilities, increases and fluctuations in our effective tax rate, and other tax matters; and (8) stock price volatility. The foregoing list should not be construed as exhaustive and we encourage readers to refer to the detailed discussion of risk factors included in Part I - Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "Annual Report"), as updated by Part II - Item 1A of our Quarterly

Reports on Form 10-Q as filed with the SEC. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation to subsequently revise forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such statements are made.

About Cognex
For over 40 years, Cognex has been making advanced machine vision easy, paving the way for manufacturing and distribution companies to become faster, smarter, and more efficient through automation. Innovative technology in our vision sensors and systems solves critical manufacturing and distribution challenges, providing unparalleled performance for industries from automotive to consumer electronics to packaged goods.

Cognex makes these tools more capable and easier to deploy thanks to a longstanding focus on AI, helping factories and warehouses improve quality and maximize efficiency without needing highly technical expertise. We are headquartered near Boston, USA, with locations in over 30 countries and more than 30,000 customers worldwide. Learn more at cognex.com.

About RealSense
RealSense delivers the Visual Cortex of Physical AI™ through industry-leading depth cameras and vision technology used in autonomous mobile robots, humanoid robots, industrial automation, and beyond. With a mission to deliver world-class perception systems for Physical AI and safely integrate robotics and AI into everyday life, RealSense provides intelligent, secure, and reliable vision systems that help machines navigate and interact with the human world. RealSense is headquartered in Cupertino, California, with operations worldwide. Learn more at realsenseai.com.

Cognex Investor Relations Contact:
Greer Aviv
Head of Investor Relations
Greer.Aviv@cognex.com

RealSense Media Contact:
Emily Roberts
PRforRealSense@bospar.com
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